                                                                      Exhibit 99


[EKCO LETTERHEAD]


                                     For:       EKCO Group, Inc.

                                     Contact:   Don DeNovellis
                                                Chief Financial Officer
                                                (603) 888-1212

FOR IMMEDIATE RELEASE                Investors: Stacey Bibi/Caroline Eustace/
                                                Bernadette Maglione
                                     Media:     Michael McMullan/Stacy Roth
                                                Morgen-Walke Associates
                                                (212) 850-5600



           EKCO GROUP, INC. COMMENTS ON NYSE APPLICATION FOR DELISTING

     Nashua, NH, June 24, 1999 - EKCO Group, Inc. (NYSE:EKO) today commented that The New York Stock Exchange (NYSE) will suspend trading in EKCO Group's common stock prior to the opening on July 26, 1999, and that following such suspension the NYSE will apply to have such stock delisted. The Company stated that it no longer meets certain of the NYSE's continued listing criteria.

     EKCO Group is working with an alternate exchange to have its common stock listed on such exchange. EKCO Group believes that its common stock will be listed on such alternate exchange prior to July 26, 1999, and that no interruption in trading will take place.

     EKCO Group, Inc. is a leading manufacturer and marketer of branded consumer products that are broadly marketed primarily through major mass merchant, supermarket, home, hardware, specialty and department stores. The Company's products include household items such as bakeware, kitchenware, pantryware, brooms, brushes and mops, as well as nonpoisonous and low-toxic household pest control products and small animal care and control products. In addition, the Company also markets pet supplies and accessories, such as ropes, chews, collars and leashes, through its subsidiary, Aspen Pet Products.

Except for the historical information contained herein, the matters discussed in this press release, including but not limited to the Company's belief that its common stock will be listed on an alternate exchange prior to July 26, 1999, are forward-looking statements made pursuant to the safe harbor provisions of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements, including the Company's current expectations regarding future financial results, are based on management's current expectations and are subject to a number of factors and uncertainties which could


                                    - more -
cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to: the impact of the level of the Company's indebtedness; restrictive covenants contained in the Company's various debt documents; general economic conditions and conditions in the retail environment; the Company's dependence on a few large customers; price fluctuations in the raw materials used by the Company; competitive conditions in the Company's markets; the timely introduction of new products and costs associated therewith; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; the seasonal nature of the Company's business; the timely implementation by the Company of its Year 2000 Project, the future costs associated with its Year 2000 Project and the timely conversion by key vendors, customers, suppliers and other third parties on which the Company's business relies; the impact of federal, state and local environmental requirements (including the impact of current or future environmental claims against the Company); and the possibility that the Company will fail to meet the listing criteria for an alternate exchange. As a result, the Company's results may fluctuate. Additional information concerning risk factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's best estimates as of the date of this press release. The Company assumes no obligation to update such estimates except as required by the rules and regulations of the Securities and Exchange Commission.



                                      # # #